UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2012

Commission File Number: 000-53311

Jayhawk Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	20-0990109 (I.R.S. Employer Identification No.)

611 E. Sherman Ave., Coeur d’Alene, Idaho 83814

(Address of principal executive offices) (Zip Code)

208-667-1328

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Management has determined that the financial statements included in the quarterly and annual filings identified below contained errors related to: (1) derivative accounting related to warrants and convertible debt, and (2) accounting for non-proved properties leases.  The date Management made our determination, the reason for the determination, and our plan to remedy the errors is set forth below.

On January 13, 2012, the Audit Committee of the Board of Directors met to discuss the need for restatement of our financial statements due to incorrect presentation of convertible debenture and associated derivative liabilities that occurred originally on December 14, 2009.  The Committee has discussed this situation with our current auditors and the successors to our former auditors.

On January 27, 2012, the Audit Committee of the Board of Directors met to discuss the need for restatement of our financial statements due to capital leases in both Kansas and North Dakota having been amortized rather than held as capitalized assets.  The Committee has discussed this situation with our current auditors and the successors to our former auditors.

We plan to restate the financial statements that were included in our previously filed Form 10-K for the year ended September 30, 2010, and in the Form 10-Qs for the periods ended December 31, 2009, March 31, 2010, June 30, 2010, December 31, 2010, March 31, 2011 and June 30, 2011.  The restatement will be set forth in the notes to the financial statements for the years ended September 30, 2010 and September 30, 2011 to be included in our 10-K for the year ended September 30, 2011 which is to be filed on or before February 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JayHawk Energy, Inc.

Date: January 26, 2012	By:	/s/ Kelly J. Stopher	……………………….
Name: Kelly J. Stopher Title: CFO